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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-43400) and related Prospectus of Oil States International, Inc. of our report dated July 7, 2000 relating to the consolidated financial statements of PTI Group Inc. for the years ended December 31, 1999, 1998 and the 358 day period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                                      PricewaterhouseCoopers LLP
                                                              Chartered
                                                              Accountants

Edmonton, Alberta, Canada

February 8, 2001